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                                                                         NSAR ITEM 77O

                                                              VK Florida Quality Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING              PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                          PURCHASED
         1         Virgin Island Public Financing      PaineWebber         1,500,000         0.502%             11/10/99
         2           Lee County Florida Airport          Siebert:          1,685,000         0.516%             03/02/00
                                                     Hough 1st Union
         3            Miami Beach FL Stormwater       William Hough        1,200,000           2.3%             10/30/00

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UNDERWRITING PARTICIPANTS

Underwriting #1                     Underwriting #2                             Underwriting #3
------------------                  ------------------                          ---------------
Morgan Stanley                      First Union Securities                      Bear Stearns & Co. Inc.
Roosevelt & Cross                   William R. Hough & Company                  Morgan Stanely
                                    Raymond James & Associates, Inc.            Ramirez & Co. Inc.
                                    Merchants Capital
                                    Morgan Stanley & Co. Incorporated
                                    Muriel Siebert & Co.

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